August 14, 2008	EXHIBIT 99.1
PRIME GROUP REALTY TRUST REPORTS SECOND QUARTER 2008 RESULTS
CHICAGO, Illinois. August 14, 2008 — Prime Group Realty Trust (NYSE: PGEPRB) (the “Company”) announced its results today for the second quarter ended June 30, 2008. Net loss available to common shareholders, after the allocation of $2.25 million in quarterly distributions to the preferred shareholders, was $7.8 million or $33.17 per share for the second quarter of 2008, as compared to a net loss of $70,000 or $0.30 per share reported for the second quarter of 2007. Excluding the non-cash asset impairment charge from the June 2007 investment in a membership interest in an entity that owns extended-stay hotel properties, second quarter 2008 net loss was $57,000 or $0.24 per share.
Revenue for the second quarter of 2008 was $21.2 million, a decrease of $4.0 million from second quarter 2007 revenue of $25.2 million, primarily due to reduced rental income as a result of lower occupancy at certain of our properties.
The results of the Company’s operations compared to the second quarter of 2007, before minority interest, were affected by:
•	a $5.6 million non-cash asset impairment charge due to the write-down of the investment balance in the entity that owns extended-stay hotel properties, and the foregoing was partially offset by:
•
a $4.0 million decrease in depreciation and amortization primarily due to the accelerated depreciation and amortization of certain tenant related assets as a result of a lease amendment in the second quarter of 2007.

About Prime Group Realty Trust
Owned by one of the largest private real estate owners in the country, The Lightstone Group, Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) which owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in metropolitan Chicago. The Company currently owns 9 office properties containing an aggregate of 3.4 million net rentable square feet, a joint venture interest in one office property comprised of approximately 101,000 net rentable square feet and a membership interest in an unconsolidated entity which owns 552 extended-stay hotel properties in operation in 43 U.S. states consisting of approximately 59,000 rooms and three hotels in operation in Canada consisting of 500 rooms. It leases and manages approximately 3.4 million square feet comprising all of the wholly-owned properties. In addition, the Company is also the managing and leasing agent for the approximately 959,000 square foot property known as The United Building located at 77 West Wacker Drive in Chicago, Illinois, and the approximately 1.5 million square foot Citadel Center office building located at 131 South Dearborn Street in Chicago, Illinois. For more information about Prime Group Realty Trust, contact the company’s Chicago headquarters at (312) 917-1300 or visit its website at www.pgrt.com.

About the Lightstone Group
The Lightstone Group is one of the country’s largest privately held real estate companies with interests in residential, office, retail, hospitality, and industrial real estate assets. The company, principally through its related operating entities, Prime Retail, Extended Stay Hotels, and Prime Group Realty Trust, owns a diversified portfolio of over 687 hotels, 18,000 residential units and approximately 29 million square feet of office, industrial and retail properties in 46 states, the District of Columbia, Canada and Puerto Rico. Headquartered in New York, The Lightstone Group employs approximately 14,000 staff and professionals and maintains regional offices in Maryland, South Carolina, Illinois and New Jersey. For more information on The Lightstone Group, call 800-347-4078 or visit www.lightstonegroup.com.
Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views with respect to future events and financial performance. The words, “believes,” “expects,” “anticipates,” “estimates,” and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission.

Contact:
Jeffrey A. Patterson	Paul G. Del Vecchio
President and Chief Executive Officer	Executive Vice President—Capital Markets
312/917-1300	312/917-1300

Prime Group Realty Trust
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(Unaudited)

	Three months ended
	June 30
	2008	2007
Revenue:
Rental	$11,272	$14,100
Tenant reimbursements	7,970	8,554
Other property revenues	1,597	1,714
Services Company revenue	370	787

Total revenue	21,209	25,155

Expenses:
Property operations	6,636	7,855
Real estate taxes	4,929	5,099
Depreciation and amortization	6,523	10,481
General and administrative	1,755	1,623
Services Company operations	409	696

Total expenses	20,252	25,754

Operating income (loss)	957	(599)
Interest and other income	293	981
Income (loss) from investments in unconsolidated joint ventures	9	(224)
Provision for asset impairment from unconsolidated joint ventures	(5,633)	—
Interest:
Expense	(7,722)	(7,760)
Amortization of deferred financing costs	(341)	(232)

Loss from continuing operations before minority interests	(12,437)	(7,834)
Minority interests	6,839	9,995

(Loss) income from continuing operations	(5,598)	2,161
Discontinued operations, net of minority interests of $(510) and $(2,036) in 2008 and 2007, respectively	4	19

Net (loss) income	(5,594)	2,180
Net income allocated to preferred shareholders	(2,250)	(2,250)

Net loss available to common shareholders	$(7,844)	$(70)

Basic and diluted earnings available to common shares per weighted-average common share:
Loss from continuing operations after minority interests and allocation to preferred shareholders	$(33.19)	$(0.38)
Discontinued operations, net of minority interests	0.02	0.08

Net loss available per weighted—average common share of beneficial interest — basic and diluted	$(33.17)	$(0.30)

Prime Group Realty Trust
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(Unaudited)

	Six months ended
	June 30
	2008	2007
Revenue:
Rental	$22,543	$26,666
Tenant reimbursements	16,900	17,242
Other property revenues	3,187	3,412
Services Company revenue	605	1,752

Total revenue	43,235	49,072

Expenses:
Property operations	14,860	15,465
Real estate taxes	9,667	10,476
Depreciation and amortization	13,240	18,075
General and administrative	3,352	3,309
Services Company operations	743	1,436

Total expenses	41,862	48,761

Operating income	1,373	311
Interest and other income	1,216	1,310
Loss from investments in unconsolidated joint ventures	(60,345)	(748)
Provision for asset impairment from unconsolidated joint ventures	(5,633)	—
Interest:
Expense	(16,993)	(15,574)
Amortization of deferred financing costs	(580)	(452)
Gain on sales of real estate and joint venture interests	39,194	—

Loss from continuing operations before minority interests	(41,768)	(15,153)
Minority interests	(24,012)	19,480

(Loss) income from continuing operations	(65,780)	4,327
Discontinued operations, net of minority interests of $(531) and $(2,872) in 2008 and 2007, respectively	5	26

Net (loss) income	(65,775)	4,353
Net income allocated to preferred shareholders	(4,500)	(4,500)

Net loss available to common shareholders	$(70,275)	$(147)

Basic and diluted earnings available to common shares per weighted-average common share:
Loss from continuing operations after minority interests and allocation to preferred shareholders	$(297.19)	$(0.73)
Discontinued operations, net of minority interests	0.02	0.11

Net loss available per weighted—average common share of beneficial interest — basic and diluted	$(297.17)	$(0.62)

Prime Group Realty Trust
Consolidated Balance Sheets
(dollars in thousands, except share and per share amounts)
(Unaudited)

	June 30	December 31
Assets	2008	2007

Real estate:
Land	$82,292	$89,661
Building and improvements	334,718	351,782
Tenant improvements	61,263	60,709
Furniture, fixtures and equipment	1,123	1,098

	479,396	503,250
Accumulated depreciation	(58,955)	(52,857)

	420,441	450,393
In—place lease value, net	12,367	15,035
Above—market lease value, net	13,855	16,396

	446,663	481,824

Property held for sale	—	3,691
Investments in unconsolidated entities	4	87,741
Cash and cash equivalents	12,766	37,893
Receivables, net of allowance for doubtful accounts of $1,508 and $1,074 at June 30, 2008 and December 31, 2007, respectively:
Tenant	941	402
Deferred rent	12,071	9,857
Other	1,319	1,204
Restricted cash escrows	47,535	41,696
Deferred costs, net	18,410	10,939
Other	711	639

Total assets	$540,420	$675,886

Liabilities and Shareholders’ Equity (Deficit)
Mortgage notes payable	$462,786	$564,877
Mortgage notes payable related to property held for sale	—	3,033
Liabilities related to property held for sale	—	165
Accrued interest payable	1,952	2,106
Accrued real estate taxes	18,980	19,871
Accrued tenant improvement allowances	7,354	10,337
Accrued environmental remediation liabilities	14,858	4,467
Accounts payable and accrued expenses	7,592	8,635
Liabilities for leases assumed	3,456	3,958
Below—market lease value, net	6,448	7,442
Dividends payable	2,250	2,250
Other	6,553	8,418

Total liabilities	532,229	635,559
Minority interests:
Operating Partnership	89,585	65,040
Shareholders’ equity (deficit):
Preferred Shares, $0.01 par value; 30,000,000 shares authorized:
Series B — Cumulative Redeemable Preferred Shares, 4,000,000 shares designated, issued and outstanding	40	40
Common Shares, $0.01 par value; 100,000,000 shares authorized; 236,483 shares issued and outstanding	2	2
Additional paid—in capital	141,333	109,039
Distributions in excess of earnings	(222,769)	(133,794)

Total shareholders’ equity (deficit)	(81,394)	(24,713)

Total liabilities and shareholders’ equity (deficit)	$540,420	$675,886